CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	$1,250,000,000(1)	$100,218 (2)

(1)

The registrant has previously registered shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $500,000,000.00, offered by means of a prospectus supplement dated June 4, 2021 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated April 2, 2021, pursuant to a Registration Statement on Form S-3 (Registration No. 333-255020) filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $143,516,454.60 were not sold under the Prior Prospectus Supplement.

(2)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registration fee of $15,657 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $115,875.00 due for this offering. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3 filed with the SEC on April 2, 2021 (File No. 333-255020).

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255020

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 2, 2021)

SUN COMMUNITIES, INC.

Up to $1,250,000,000

Common Stock

We and our operating partnership, Sun Communities Operating Limited Partnership, have entered into an At the Market Offering Sales Agreement, or the sales agreement, relating to the issuance and sale of shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus, with BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Fifth Third Securities, Inc., BTIG, LLC, Jefferies LLC, Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated, in their capacity as Sales Agents (as defined below), and (except in the case of Regions Securities LLC, Fifth Third Securities, Inc., BTIG, LLC, Jefferies LLC, Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated) as Forward Sellers (as defined below), and each of the Forward Purchasers (as defined below). We refer to these entities, when acting in their capacity as our sales agents, individually as a “Sales Agent” and collectively as the “Sales Agents” and, if applicable, when acting in their capacity as agents for the Forward Purchasers, individually as a “Forward Seller” and collectively as the “Forward Sellers.” In accordance with the terms of the sales agreement, we may offer and sell up to an aggregate gross sales price of $1,250,000,000 of shares of our common stock from time to time by or through the Sales Agents or by the Forward Sellers. Upon entering into the sales agreement, we simultaneously terminated the At the Market Offering Sales Agreement, dated June 4, 2021, among us, certain of the Sales Agents and certain other parties, which we entered into in connection with a prior “at-the-market” offering program.

The sales agreement contemplates that, in addition to the issuance and sale of shares of our common stock by or through the Sales Agents, we may also enter into one or more forward sale confirmations, or confirmations, from time to time in the future with each of Bank of Montreal, Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association and Royal Bank of Canada, or one of their respective affiliates. We refer to these entities, when acting in such capacity, individually as a “Forward Purchaser” and collectively as the “Forward Purchasers.” In connection with any confirmation, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell a number of shares of our common stock borrowed from third parties equal to the number of shares of common stock underlying the particular confirmation. We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a confirmation.

We expect to fully physically settle each confirmation, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such confirmation. If we elect to cash settle any confirmation, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any confirmation, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser. See “Plan of Distribution—Sales by Forward Sellers.”

We will pay each Sales Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share sold through it as our agent under the sales agreement. Each Forward Seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward sale price under the related confirmation that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. In connection with sales of shares of our common stock pursuant to the sales agreement, each of the Sales Agents and the Forward Sellers may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and their compensation may be deemed to be underwriting compensation under Securities and Exchange Commission, or SEC, rules. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for additional information regarding compensation of the Sales Agents and the Forward Sellers.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SUI.” The last reported sale price of our common stock on the NYSE on December 16, 2021 was $197.98 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Under the terms of the sales agreement, we may also sell shares of our common stock to a Sales Agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent, as principal, we will enter into a separate terms agreement with that Sales Agent setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement. Apart from any agreement set forth in a terms agreement, no Sales Agent is required to purchase any shares of common stock from us.

No Sales Agent and no Forward Seller is required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the sales agreement, each of the Sales Agents and the Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser), in each case, on the terms and subject to the conditions of the sales agreement. The shares of our common stock offered and sold through the Sales Agents and by the Forward Sellers pursuant to the sales agreement will be offered and sold through only one Sales Agent or by one Forward Seller on any given trading day. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the sales agreement (including shares sold by us to or through the Sales Agents and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $1,250,000,000 and (ii) with respect to the sales agreement or terms agreement, the termination of the sales agreement by us, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Common Stock – Restrictions on Ownership” beginning on page 8 of the accompanying prospectus.

Investing in our common stock involves risk. Before buying any of these shares you should carefully read the discussion of material risks of investing in our common stock referred to in “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus, as well as under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, and in the other documents incorporated by reference herein.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BMO Capital Markets

BofA Securities

Citigroup

J.P.Morgan

RBC Capital Markets

Regions Securities LLC

Fifth Third Securities

BTIG

Jefferies

Ramirez & Co., Inc.

Baird

The date of this prospectus supplement is December 17, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, the accompanying prospectus, provides more general information about us and our securities, some of which may not apply to this offering of our common stock. Both this prospectus supplement and the accompanying prospectus include important information about us and our common stock, and other information of which you should be aware of before investing in our common stock. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make a decision to invest in our common stock.

This prospectus supplement is part of a registration statement that we filed with the SEC using an “automatic shelf” registration process. Under the shelf registration process, we may from time to time offer and sell from time to time any combination of an unspecified number of securities described in the accompanying prospectus for possible issuance at indeterminate prices. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement, including any securities offered and sold in this offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We, the Sales Agents, the Forward Purchasers and the Forward Sellers (and their affiliates) have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We, the Sales Agents, the Forward Purchasers and the Forward Sellers (and their affiliates) are not making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and one or more of its subsidiaries, including Sun Communities Operating Limited Partnership, or the Operating Partnership, Sun Home Services, Inc., or SHS, and Safe Harbor Marinas, LLC, a Delaware limited liability company, or Safe Harbor.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, our common stock, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, and therein, and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-7, in the accompanying prospectus beginning on page 3, as well as under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-24 of this prospectus supplement.

About Sun Communities, Inc.

We are a self-administered and self-managed REIT. We own, operate and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. Through Safe Harbor, we own, operate, develop and manage marina properties in the northeastern, southern, mid-Atlantic, western and midwestern regions of the United States, with the majority of such marinas concentrated in coastal regions and others located in various inland regions. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975 and marina properties since 2020. As of September 30, 2021, we owned and operated or had an interest in a portfolio of 584 properties located in 38 states throughout the United States, one province in Canada and Puerto Rico, including 282 MH communities, 149 RV communities, 33 properties containing both MH and RV sites, and 120 marinas. As of September 30, 2021, our properties contained over 98,300 developed MH sites, approximately 29,650 annual RV sites (inclusive of both annual and seasonal usage rights), approximately 27,930 transient RV sites, and approximately 44,860 wet slips and dry rack storage spaces. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our MH and RV customers. The MH and RV properties are designed to offer affordable housing to individuals and families, while also providing certain amenities. Safe Harbor’s offerings to its members include wet slip rental, dry storage, end-to-end service (such as routine maintenance, repair and winterization), fuel sales and other high-end amenities. These services and amenities offer convenience and resort-quality experiences to Safe Harbor’s members.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS, Safe Harbor and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. federal tax rules and regulations applicable to REITs, and to acquire MH and RV communities and marinas in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of September 30, 2021, held approximately 94% of the interests in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP units.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. For our MH and RV business, we have regional property management offices located in Austin, Texas; Grand Rapids, Michigan; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida. Safe Harbor’s primary office is located in Dallas, Texas. We employed an aggregate of 6,971 full-time and part-time employees (including seasonal employees) as of September 30, 2021.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Declaration of a Common Stock Distribution

On December 1, 2021, we declared a cash distribution of $0.83 per share on shares of our common stock for the quarter ending December 31, 2021. The distribution is payable on January 18, 2022 to common stockholders of record as of the close of business on December 31, 2021.

Park Holidays Acquisition

Acquisition

On November 13, 2021, through a subsidiary we entered into a purchase agreement and a warranty deed, which we refer to collectively as the Purchase Agreement, with certain parties, or the Sellers, pursuant to which we agreed to purchase all of the outstanding equity of Tiger Topco 1 Limited, which we refer to collectively with its subsidiaries as Park Holidays, which owns, operates and manages holiday communities in the United Kingdom. We refer to this transaction as the Acquisition.

The Acquisition values Park Holidays at an enterprise value of £950 million (or approximately $1.3 billion). The Sellers will receive consideration in the form of (i) our issuance of 173,482 shares of our common stock with an agreed value as of the execution of the Purchase Agreement of approximately £24 million (or approximately $34 million) to certain individual Sellers who are also members of Park Holidays’ senior management, or the Management Sellers, which represents 25% of the aggregate Acquisition consideration payable to such Management Sellers, and (ii) the remainder of the consideration will be paid in cash. The cash consideration payable to the Sellers is subject to certain adjustments.

In connection with the Acquisition, we have obtained transaction insurance under which we will have £100 million of coverage for breaches of certain representations and warranties given on behalf of the Sellers in connection with the Acquisition, subject to deductibles and certain other terms and conditions.

We anticipate that the closing of the Acquisition will occur in the first quarter of 2022. The consummation of the Acquisition is subject to the receipt of a required regulatory approval. There can be no assurances as to the actual closing or timing of the closing.

About Park Holidays

Park Holidays is the second largest owner and operator of holiday communities in the United Kingdom, with 40 owned and operated communities and an additional two managed communities. The majority of the communities are located in highly desirable seaside locations, in the South of England within a short drive of London and other affluent Southern United Kingdom cities. Park Holidays primarily rents sites for owner-

occupied vacation homes on annual contracts, as well as sells vacation homes to new customers. The recent acquisition by Park Holidays of businesses in certain geographic locations have extended the company into Scotland and the northern regions of England.

For the twelve months ended September 30, 2021, Park Holidays generated £226.6 million in revenues and £73.9 million in EBITDA. Park Holidays’ total revenue for the twelve months ended September 30, 2021, was calculated in accordance with International Financial Reporting Standards, or IFRS, from its internal management accounts without any adjustments and not under United States generally accepted accounting principles, or U.S. GAAP. The management accounts were not audited or reviewed by independent accountants or auditors. Park Holidays’ EBITDA for the twelve months ended September 30, 2021, was calculated as total revenue, less cost of sales, less direct expenses, less indirect expenses such as general and administrative expenses, plus management fees, less ground rent payable. See “Risk Factors—Risks Related to this Offering—The financial information regarding Park Holidays set forth in this prospectus supplement is prepared from its internal management accounts in accordance with IFRS and not U.S. GAAP and has not been audited or reviewed. This information may not accurately reflect Park Holidays’ actual financial results.”

Potential Bridge Loan

On November 13, 2021, we entered into a commitment letter with Citigroup Global Markets Inc., or Citigroup, pursuant to which, and subject to the terms and conditions set forth therein (including the closing of the Acquisition), Citigroup (on behalf of its affiliates) committed to lend us up to £950 million (to be funded in British pounds) under a new senior unsecured bridge loan, or the Bridge Loan. If we enter into the Bridge Loan, the proceeds of the Bridge Loan will be used to finance the cash consideration payable for the Acquisition.

An affiliate of Citigroup is expected to act as sole lead arranger and sole book running manager for the Bridge Loan. The Bridge Loan is contemplated to have a 364-day term. Indebtedness under the Bridge Loan will bear interest at a floating rate based on a spread adjusted Sterling Overnight Index Average rate, plus a margin to be determined based on our credit ratings calculated in accordance with the definitive Bridge Loan documents, which can range from 0.800% to 1.600%. The closing of the Bridge Loan is subject to, among other things, the completion of the Acquisition, the negotiation and execution of definitive documentation acceptable to the parties and closing contingencies. We cannot assure you that we will be able to successfully enter into the Bridge Loan on the terms described above or at all.

Possible Additional Acquisitions

The Acquisition is our first acquisition outside of the United States, Canada or Puerto Rico. We continue to seek attractive acquisition opportunities of MH communities, RV resorts and marinas in North America. In addition to the Acquisition, we are also currently pursuing several significant acquisition opportunities outside the United States, including in the United Kingdom and Europe. There can be no assurances that we will be successful in completing any of these prospective acquisitions.

Recent Forward Sale Transactions

Since October 1, 2021, we entered into forward sale transactions with respect to 1,712,709 shares of our common stock for $335.1 million under our At the Market Offering Sales Agreement, dated June 4, 2021, with certain sales agents and forward sellers. We expect to settle the forward sale agreements relating to these shares no later than October 2022.

On November 15, 2021, and November 16, 2021, we entered into two forward sale agreements relating to an underwritten registered public offering of 4,025,000 shares of our common stock at a public offering price of $185.00 per share. The offering closed on November 18, 2021. We expect to settle the forward sale agreements relating to these shares no later than November 2022.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of our common stock, see “Description of Common Stock” in the accompanying prospectus.

Issuer	Sun Communities, Inc.

Shares of common stock offered from time to time by us	Shares of our common stock having an aggregate gross sales price of up to $1,250,000,000. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principal, and borrowed shares of our common stock that may be offered and sold by the Forward Sellers.

Use of proceeds	We intend to use the net proceeds from this offering, including from the settlement of any confirmations, for general corporate purposes, including working capital; acquisitions; repayment of debt, including amounts outstanding from time to time under our senior credit facility, or the Senior Credit Facility; and other business opportunities. See “Use of Proceeds” on page S-17 of this prospectus supplement.

We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a confirmation. For additional information, see “Plan of Distribution—Sales by Forward Sellers.”

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under our Senior Credit Facility. As described above, we may use a portion of the net proceeds from this offering to repay the borrowings outstanding from time to time under our Senior Credit Facility. As a result, such affiliates will receive their proportionate share of any amount of our Senior Credit Facility that is repaid with the net proceeds we receive.

In addition, if we enter into a confirmation with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such confirmation. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any confirmation. See “Plan of Distribution—Other Relationships” in this prospectus supplement.

Accounting treatment of any forward sales	In the event that we enter into any confirmations, before the issuance of shares of our common stock, if any, upon settlement of such confirmation, we expect that the shares issuable upon settlement of such confirmation will be reflected in our diluted earnings per share as participating securities in accordance with the two class method and ASC 260—Earnings per Share. Under this method, the agreed forward sale price reduction amounts related to dividends set forth in such confirmation will be removed from earnings available to common stockholders (although such shares will not be treated as outstanding shares). Consequently, we anticipate there could be a dilutive effect on our earnings per share prior to settlement of such confirmation because of such agreed forward sale price reductions.

Restrictions on ownership and transfer	Our charter contains restrictions on ownership and transfer of shares of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, without the approval of our board of directors, our charter restricts any person from owning, or being deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, more than 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Common Stock – Restrictions on Ownership” in the accompanying prospectus.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus, and the risks described in our periodic reports incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange Symbol	SUI

RISK FACTORS

Investment in the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus, before deciding to purchase these shares, you should consider carefully the risk factors set forth below and in the accompanying prospectus, as well as the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, liquidity and results of operations may suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

RISKS RELATED TO THIS OFFERING

The financial information regarding Park Holidays set forth in this prospectus supplement is prepared from its internal management accounts in accordance with IFRS and not U.S. GAAP and has not been audited or reviewed. This information may not accurately reflect Park Holidays’ actual financial results.

Park Holidays’ total revenue and EBITDA for the twelve months ended September 30, 2021 as set forth in “Prospectus Supplement Summary—Recent Developments—Park Holidays Acquisition” were prepared from its internal management accounts without any adjustments. Total revenue was calculated in accordance with IFRS and not U.S. GAAP. The management accounts and the related financial information have not been audited, reviewed, compiled, examined or subject to any procedures by Park Holidays’ independent charted public accountants, our independent registered public accounting firm or any other independent accountants. In addition, we have not independently verified the management accounts or the related financial information. The management accounts were prepared by Park Holidays’ management and were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission for the preparation or presentation of financial information. The internal management accounts have not been prepared in accordance with U.S. GAAP and have utilized different financial reporting standards applicable to non-U.S. companies. IFRS is not comparable to U.S. GAAP and Park Holiday’s financial statements and results are calculated on a different basis from our financial statements and results. Park Holidays’ actual financial results for the twelve months ended September 30, 2021, may be materially different from the information set forth in this prospectus supplement, and in any case the actual results for such period are not indicative of future results. Investors are cautioned not to rely on this information for any investment-related decision.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds or upon execution of a confirmation. The actual amount of dilution from this offering will be based on numerous factors, particularly the timing of the use of proceeds and the return generated by such investment, and whether we elect to settle any confirmation through full physical settlement, net share settlement or cash settlement, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

For a discussion of potential dilution resulting from the confirmations, see “—Risks Related to Confirmations—Settlement provisions contained in any confirmation subject us to certain risks” and “Plan of Distribution—Sales by Forward Sellers” below.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering, including from the settlement of any confirmations, for general corporate purposes, including working capital; acquisitions; repayment of debt, including amounts outstanding from time to time under the Senior Credit Facility; and other business opportunities. Our management could have broad discretion in the application of certain of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock or in ways investors may not agree or for purposes other than those contemplated at the time of this offering.

Delays in investing the net proceeds of this offering, including from the settlement of any confirmations, may impair our performance. We cannot assure you that we will be able to identify properties that meet our investment objectives or that any investment we make will produce a positive return. We may be unable to invest the net proceeds of this offering, including from the settlement of any confirmations, on acceptable terms within the time period that we anticipate or at all, which could adversely affect our financial condition and operating results.

Future sales or issuances of our common stock or other securities may cause the market price of our common stock to decline.

The sale and/or issuance of substantial amounts of our common stock or other securities, whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of our common stock, OP units or other securities convertible into or exchangeable or exercisable for our capital stock, could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness, and we may adjust our common stock distribution policy.

Our ability to make distributions on our common stock and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, to pay our indebtedness or to fund our other liquidity needs.

The decision to declare and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and general overall economic conditions and other factors. Any change in our distribution policy could have a material adverse effect on the market price of our common stock.

Our share price could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	issuances of other equity securities in the future, including new series or classes of preferred stock;

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities and our unsecured notes;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in expectations of future financial performance or changes in our earnings estimates or those of analysts;

•	changes in our distribution policy;

•	the market for similar securities;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and the British pound;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	actions by institutional stockholders;

•	general market, economic and political conditions; and

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Affiliates of certain of the Sales Agents may receive benefits in connection with this offering.

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under the Senior Credit Facility. To the extent that we use a portion of the net proceeds of this offering, including from the settlement of any confirmation, to repay borrowings outstanding under our Senior Credit Facility, these affiliates will receive their proportionate share of any amount of the Senior Credit Facility that is repaid with the net proceeds from this offering, including from the settlement of any confirmation.

In addition, if we enter into a confirmation with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such confirmation. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any confirmation.

These transactions create potential conflicts of interest because the Sales Agents, Forward Sellers and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

RISKS RELATED TO CONFIRMATIONS

Settlement provisions contained in any confirmation subject us to certain risks.

Each Forward Purchaser will have the right to accelerate its confirmation (with respect to all or any portion of the transaction under such confirmation that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:

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the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant confirmation, and we do not elect to pay an adjustment amount or amend the relevant confirmation accordingly;

•

the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the relevant confirmation or that, with respect to borrowing such number of shares of our common stock, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant confirmation, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant confirmation accordingly;

•	certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;

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we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

•	there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant confirmation or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

Any Forward Purchaser’s decision to exercise its right to accelerate the settlement of the relevant confirmation will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions or, if we so elect and the relevant Forward Purchaser so permits our election in its good faith and in its reasonable discretion, net share settlement provisions of the relevant confirmation irrespective of our capital needs, which would result in dilution to our earnings per share, return on investment and dividends per share in the event that such net share settlement requires issuance and delivery of shares of our common stock.

We expect that any confirmation will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the confirmation, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of any confirmation, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying any confirmation, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock under this prospectus supplement (adjusted, in the case of net share settlement, by any shares deliverable by us under the applicable confirmation).

In addition, the purchase of shares of our common stock in connection with any Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser would owe us) upon a cash settlement of the applicable confirmation or the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock such Forward Purchaser would deliver to us) upon net share settlement of such confirmation.

The forward sale price we expect to receive upon physical settlement of any confirmation will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased on certain dates based on amounts related to expected dividends on shares of our common stock during the term of such confirmation. If the specified daily rate is less than the spread under such confirmation on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the market value of shares of our common stock during the relevant valuation period under any confirmation is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. See “Plan of Distribution—Sales by Forward Sellers” for information on the confirmations.

In case of our bankruptcy or insolvency, any confirmation will automatically terminate, and we would not receive the expected proceeds from any forward sale of our common stock.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any confirmation that is then in effect will automatically terminate. If any such confirmation so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled under the applicable confirmation. Therefore, to the extent that there are any shares of our common stock with respect to which any confirmation has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from the cash settlement of a confirmation is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any confirmation for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant Forward Purchaser. Under

Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a confirmation qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a confirmation, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the section titled “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The non-settled forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above and due to their not being fully settled could subject us to incremental risks with respect to the forward sale transactions entered into with respect to this offering had these past forward sale transactions been fully settled. Likewise, if in the future we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

RISKS RELATED TO THE ACQUISITION

We may not complete the Acquisition.

We expect to complete the Acquisition in the first quarter of 2022. However, the closing is subject to the approval of the UK Financial Conduct Authority, which regulates certain loan brokering activities of Park Holidays. If this condition is not satisfied or waived, or if the Purchase Agreement is otherwise terminated in accordance with its terms, then we will not complete the Acquisition. If we do not complete the Acquisition, our common stock will not reflect any interest in Park Holidays; if the closing is delayed, this interest will not be reflected during the period of delay; and if the Acquisition is restructured, it is uncertain as to whether this interest will be adversely affected. In addition, the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Acquisition will be completed and that we will realize certain anticipated benefits of acquiring Park Holidays.

The intended benefits of the Acquisition may not be realized.

The Acquisition poses risks for our ongoing operations, including, among others:

•	that senior management’s attention may be diverted from the management of daily operations in our U.S. and Canadian properties to the integration of the Park Holidays properties;

•	costs and expenses associated with any undisclosed or potential liabilities that are not covered by our transaction insurance;

•	that the Park Holidays properties may not perform as well as anticipated; and

•	unforeseen difficulties may arise in integrating operations in the United Kingdom into our company.

As a result of the foregoing, we cannot assure you that the Acquisition will be accretive to us in the near term or at all. Furthermore, if we fail to realize the intended benefits of the Park Holidays properties, the market price of our common stock could decline to the extent that the market price reflects those benefits.

RISKS RELATED TO OPERATING THE PARK HOLIDAYS PROPERTIES

We will rely on key employees of Park Holidays to manage its properties.

While Park Holidays’ business is similar to our MH and RV businesses, our existing management does not have experience owning or operating holiday communities in the United Kingdom. The successful operation of Park Holidays will depend on our ability to retain Park Holidays’ key employees, including Jeff Sills, who is the Chief Executive Officer of Park Holidays. The loss of services of Mr. Sills or other key employees could have a materially adverse effect on our ability to operate Park Holidays. We do not contemplate obtaining any “key-man” life insurance on any of the key employees of Park Holidays.

We may be adversely impacted by fluctuations in foreign currency exchange rates.

Our investment in Park Holidays will be exposed to the effects of changes in the British pound against the U.S. dollar. Changes in foreign currency exchange rates cannot always be predicted; as a result, substantial unfavorable changes in exchange rates could have a material adverse effect on our financial condition and results of operations.

We will be subject to additional risks from our investment in Park Holidays and any other international investments.

Park Holidays will be our first investment outside of the United States, Canada or Puerto Rico. We are currently pursuing several significant acquisition opportunities outside the United States, including in the United Kingdom and Europe, although there can be no assurances that we will be successful in completing any of these prospective acquisitions. These investments may expose us to a variety of risks that are different from and in addition to those commonly found in our current markets. Our ownership of Park Holidays and any other international investments will be subject to additional risks, including:

•

the laws, rules and regulations applicable in such jurisdictions outside of the United States, including those related to property ownership by foreign entities, consumer and data protection, privacy, network security, encryption, payments and restricting us from removing profits earned from activities within the country to the United States (i.e., nationalization of assets located within a country);

•	complying with a wide variety of foreign laws;

•	fluctuations in exchange rates between foreign currencies and the U.S. dollar, and exchange controls;

•	limited experience with local business and cultural factors that differ from our usual standards and practices;

•	changes in the availability, cost and terms of mortgage funds and other borrowings resulting from varying national economic policies or changes in interest rates;

•	reliance on local management;

•

challenges in establishing effective controls and procedures to regulate operations in different regions and to monitor and ensure compliance with applicable regulations, such as applicable laws related to corrupt practices, employment, licensing, construction, climate change or environmental compliance;

•	unexpected changes in regulatory requirements, tax, tariffs, trade barriers and other laws within jurisdictions outside the United States or between the United States and such jurisdictions;

•	potentially adverse tax consequences with respect to our properties;

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the impact of regional or country-specific business cycles and economic instability, including deteriorations in political relations with the United States, instability in, or further withdrawals from, the European Union or other international trade alliances or agreements;

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the impact of extreme weather or weather-related conditions and other natural disasters that may affect specific locations in which our properties are located, including hurricanes, flash floods, sea-level rise and coastal erosion;

•	the impact of disruptions in global, regional or local supply chains, including disruptions occurring during and after the COVID-19 pandemic; and

•	political instability, uncertainty over property rights, civil unrest, drug trafficking, political activism or the continuation or escalation of terrorist or gang activities.

If we are unable to adequately address these risks, they could have a significant adverse effect on our operations.

The United Kingdom’s departure from the European Union could increase volatility in the financial markets and currency exchange rates, including the British pound.

The United Kingdom left the European Union on January 31, 2020, subject to a transitional period which ended on December 31, 2020. On December 24, 2020, negotiators representing the United Kingdom and the European Union came to a preliminary trade agreement, which was subsequently ratified by the United Kingdom Parliament. The trade agreement must also be ratified by the European Parliament. The United Kingdom’s exit from the European Union, commonly referred to as “Brexit”, has created an uncertain political and economic environment in the United Kingdom and elsewhere. The political and economic instability created by Brexit could negatively impact the economic conditions in the United Kingdom and globally and could lead to an increase in the volatility in currency exchange rates, including the British pound, as well as to volatility in the financial markets and thus impact the value of our investment in Park Holidays.

The holiday park business in the United Kingdom is highly fragmented, but competitive, which may reduce the number of suitable acquisition opportunities.

Park Holidays operates in a highly fragmented industry. There is strong competition within the United Kingdom to acquire holiday communities and similar properties. We anticipate that Park Holidays will compete with other companies and investors, including REITs, real estate partnerships, banks and insurance companies, for the acquisition of holiday communities and any similar properties that it seeks to acquire. Competition may reduce the number of suitable acquisition opportunities available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward- looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward- looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings we make with the SEC from time to time, such risks and uncertainties include:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions (including the Acquisition), developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities and our unsecured notes;

•	availability of capital;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and the British pound;

•	our ability to maintain rental rates and occupancy levels;

•	our ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our ability to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward- looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the Forward Sellers. We intend to use the net proceeds from any sales of shares of our common stock to or through the Sales Agents and the net cash proceeds from the settlement of any confirmations for general corporate purposes, including working capital; acquisitions; repayment of debt, including amounts outstanding from time to time under the Senior Credit Facility; and other business opportunities.

We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a confirmation. We currently expect to fully physically settle each particular confirmation, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying the particular confirmation multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the confirmation. If, however, we elect to cash settle or net share settle any confirmation, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser.

The Senior Credit Facility is comprised of a $2.0 billion revolving loan. As of September 30, 2021, there was $589.5 million outstanding under the Senior Credit Facility. Except as described below, the Senior Credit Facility has a four-year term ending June 14, 2025, which can be extended, at the Operating Partnership’s option, for two additional six-month periods, subject to the satisfaction of certain conditions. The maturity date with respect to $500.0 million of available borrowing under the Senior Credit Facility is October 11, 2024, which may not be extended. The Senior Credit Facility also contains an accordion feature that allows for additional commitments of up to $1.0 billion, subject to the satisfaction of certain conditions, including obtaining additional commitments from one or more lenders. Indebtedness under the Senior Credit Facility bears interest at a floating rate based on the Adjusted Eurocurrency Rate or BBSY rate, plus a margin that is determined based on our credit ratings calculated in accordance with the credit agreement, which can range from 0.725% to 1.400%. As of September 30, 2021, the margin based on our credit ratings was 0.850%. The proceeds of the Senior Credit Facility were used to pay off our previous senior credit facility and Safe Harbor’s previous credit facility, for working capital, and for other general corporate purposes.

Certain of the Sales Agents, the Forward Purchasers, the Forward Sellers or their affiliates are lenders under the Senior Credit Facility. As a result, these Sales Agents, Forward Purchasers, Forward Sellers or their affiliates will receive their proportionate shares of any amount of the Senior Credit Facility that is repaid with the net proceeds from any sales of shares of our common stock to or through the Sales Agents and the net cash proceeds from the settlement of any confirmations.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering. Expenditures will also depend upon the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale of shares of our common stock pursuant to an at-the-market equity program having an aggregate gross sales price of up to $1,250,000,000 by and through the Sales Agents and by the Forward Sellers. These sales will be made pursuant to the terms of a sales agreement we entered into with our Operating Partnership, the Sales Agents, the Forward Sellers and the Forward Purchasers on December 17, 2021. The sales, if any, of shares of our common stock made under the sales agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As an agent, none of the Sales Agents and the Forward Sellers will engage in any transactions that stabilize the price of shares of our common stock.

The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the relevant Sales Agent, we may enter into separate confirmations with each of the Forward Purchasers. If we enter into a confirmation with any Forward Purchaser, we expect that the Forward Purchaser or an affiliate will attempt to borrow and sell, through its affiliated Forward Seller, as applicable, shares of our common stock to hedge such Forward Purchaser’s exposure under such confirmation, in accordance with the mutually accepted instructions related to such confirmation.

Neither the Sales Agents nor the Forward Sellers are required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the sales agreement, each of the Sales Agents and the Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser). The shares of our common stock offered and sold through the Sales Agents and by the Forward Sellers pursuant to the sales agreement will be offered and sold through only one Sales Agent or by one Forward Seller on any given trading day.

We will report at least quarterly in our periodic filings or, to the extent required by applicable law and SEC interpretations thereof, a prospectus supplement, the number of shares of our common stock sold to or through the Sales Agents and by the Forward Sellers under the at-the-market program and the net proceeds to us in connection with such sales.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the sales agreement (including shares sold by us to or through the Sales Agents and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $1,250,000,000 and (ii) the termination of the sales agreement by us, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein.

Because there is no minimum offering amount contemplated by the sales agreement, commissions and net proceeds to us from the sale of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, are not determinable at this time. We estimate that the total expenses of this offering payable by us, excluding discounts and commissions under the sales agreement, will be approximately $250,000. To the extent shares of our common stock with an aggregate offering price of at least $50,000,000 have not been offered and sold by the thirty-six-month anniversary of the sales agreement, we have agreed to reimburse the Sales Agents and the Forward Purchasers up to $200,000 in the aggregate for their reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel retained by such parties. However, as described below under “—Sales by Forward Sellers,” we will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a confirmation.

In connection with sales of shares of our common stock pursuant to the sales agreement, each of the Sales Agents and the Forward Sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting compensation under the rules of the SEC. We have agreed to provide indemnification and contribution to the Sales Agents, the Forward Sellers and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

Sales through Sales Agents as Agents or to Sales Agents as Principals

We will designate the maximum amount of shares of our common stock to be sold through the Sales Agents as agents on a daily basis or otherwise as we and the Sales Agents agree. Subject to the terms and conditions of the sales agreement, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares of our common stock. We may instruct the Sales Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any applicable Sales Agent may suspend the offering of shares of our common stock through such Sales Agent pursuant to the sales agreement by notifying the other party thereto.

Each Sales Agent will provide written confirmation to us as soon as is reasonably practicable following the close of the trading day on the NYSE each day on which shares of our common stock are sold through it under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the sales prices of the shares sold and the compensation payable by us to the Sales Agent in connection with such sales.

We will pay each Sales Agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share sold through it as our agent under the sales agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares of our common stock.

Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the Sales Agents, each as principal for its own account, at a price agreed upon at the time of sale. If we sell shares of our common stock to any Sales Agent, as principal, we will enter into a separate terms agreement with that Sales Agent setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales were made, unless some other date is agreed upon by us and the applicable Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales by Forward Sellers

If we enter into a confirmation with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such confirmation, in accordance with the mutually accepted instructions related to such confirmation.

No Forward Purchaser is obligated to enter into a confirmation with us unless it and its affiliated Forward Seller agree to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the sales agreement. Such instructions will specify the target number and maximum aggregate offering price of shares of our common stock to be sold by such Forward Seller and will also specify that such Forward Seller shall not sell such shares of common stock if the sales cannot be effected at or above a price designated by us. We, the applicable Forward Seller or the applicable Forward Purchaser may at any time immediately suspend the offering of shares of our common stock by such Forward Seller upon proper notice to the other parties and subject to other conditions.

In connection with any confirmation, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell a number of shares of our common stock borrowed from third parties equal to the number of shares of common stock underlying the particular confirmation. We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a confirmation.

Each Forward Seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward sale price under the related confirmation that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed shares of our common stock, as well as settlement between such Forward Seller and purchasers of such shares in the market, will occur on the second business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a Forward Seller and the relevant Forward Purchaser under the sales agreement are subject to a number of conditions, which they may waive in their sole discretion.

We currently expect to fully physically settle each confirmation, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such confirmation, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such confirmation. If we elect or are deemed to have elected to physically settle all or any portion of any confirmation by delivering shares of our common stock, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward sale price per share under such confirmation and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected to physically settle, subject to the price adjustment and other provisions of such confirmation. The initial forward sale price per share under each confirmation will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the sales agreement by the relevant Forward Seller during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such confirmation. Thereafter, each confirmation will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased based on specified amounts related to expected dividends on shares of our common stock during the term of the applicable confirmation. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a confirmation.

In the event that we enter into any confirmation, before the issuance of shares of our common stock, if any, upon settlement of such confirmation, we expect that the shares issuable upon settlement of such confirmation will be reflected in our diluted earnings per share as participating securities in accordance with the two class method and ASC 260—Earnings per Share. Under this method, the agreed forward sale price reduction amounts related to dividends set forth in such confirmation will be removed from earnings available to common stockholders (although such shares will not be treated as outstanding shares). Consequently, we anticipate there could be a dilutive effect on our earnings per share prior to settlement of such confirmation because of such agreed forward sale price reductions.

Except under the circumstances described below and set forth in any confirmation, we have the right to elect physical, cash or net share settlement under any confirmation. Although we expect to settle any confirmation entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying any confirmation.

In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average of the prices at which the Forward Purchaser or its affiliate purchases shares of our common stock during the valuation period in connection with unwinding its hedge position under the applicable confirmation minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the relevant confirmation subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount. If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount or deliver to such Forward Purchaser a number of shares of our common stock having a value equal to such amount. In connection with any cash settlement or net share settlement, we would expect the relevant Forward Purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of the applicable confirmation (adjusted, in the case of net share settlement, by any shares deliverable by us under the relevant confirmation). The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser owes us) upon cash settlement or increasing the number of shares of our common stock we are obligated to deliver to such Forward Purchaser (or decreasing the number of shares of our common stock such Forward Purchaser is obligated to deliver to us) upon net share settlement. Any such change could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Risk Factors—Risks Related to Confirmations—Settlement provisions contained in any confirmation subject us to certain risks.”

Each Forward Purchaser will have the right to accelerate its confirmation (with respect to all or any portion of the transaction under such confirmation that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:

•

the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant confirmation, and we do not elect to pay an adjustment amount or amend the relevant confirmation accordingly;

•

the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the relevant confirmation or that, with respect to borrowing such number of shares of our common stock, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant confirmation, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant confirmation accordingly;

•	certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;

•

we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

•	there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant confirmation or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

Any Forward Purchaser’s decision to exercise its right to accelerate the settlement of the relevant confirmation will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions or, if we so elect and the relevant Forward Purchaser so permits our election in its good faith and in its reasonable discretion, net share settlement provisions of the relevant confirmation irrespective of our capital needs, which would result in dilution to our earnings per share, return on investment and dividends per share in the event that such net share settlement requires issuance and delivery of shares of our common stock. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or the Forward Purchaser, any confirmation will terminate without further liability of any party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to any confirmation. See “Risk Factors—Risks Related to Confirmations—Settlement provisions contained in any confirmation subject us to certain risks.”

Conflicts of Interest

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under the Senior Credit Facility. Because we may use the net proceeds received by us from this offering to repay amounts outstanding under the Senior Credit Facility, these lenders may receive their proportionate shares of any amount of the Senior Credit Facility that is repaid with the net proceeds received by us from this offering, including from the settlement of any confirmation. The repayments of amounts outstanding under the Senior Credit Facility will not affect the commitments of those affiliates of the Sales Agents, the Forward Sellers or the Forward Purchasers to fund future amounts thereunder in accordance with the terms of such facilities.

If we enter into a confirmation with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such confirmation. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any confirmation.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. Associated Investment Services, Inc. is an affiliate of Associated Bank, N.A., which is a lender under the Senior Credit Facility. U.S. Bancorp Investments, Inc. is being paid a referral fee by BTIG, LLC. U.S. Bancorp Investments, Inc. is an affiliate of U.S. Bank National Association, which is a lender under the Senior Credit Facility. Robert W. Baird & Co. Incorporated will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under the Senior Credit Facility, in connection with this offering.

Other Relationships

Certain of the Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and/or our affiliates, from time to time, for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans and/or credit default swaps) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments issued by us and our affiliates. The Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates also may communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us, the Sales Agents, the Forward Sellers or the Forward Purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Paul Hastings LLP, New York, New York, will act as counsel and pass on certain legal matters for the Sales Agents, Forward Purchasers and Forward Sellers. Goodwin Procter LLP, New York, New York, will act as special counsel and pass on certain legal matters for us in connection with the confirmations. Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Additionally, we make these filings available, free of charge, through the “Investors” section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement, or the exhibits and schedules to the registration statement. For further information regarding us and the common stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021;

•	The description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 18, 2021;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2021 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

•

Our Quarterly Reports on Form 10-Q for the quarter ended March  31, 2021, filed with the SEC on April 27, 2021, for the quarter ended June 30, 2021, filed with the SEC on July 27, 2021, and for the quarter ended September 30, 2021, filed with the SEC on October 26, 2021;

•

Our Current Reports on Form 8-K filed with the SEC on January  4, 2021, February  11, 2021, March  9, 2021, March  31, 2021, April  5, 2021, April  23, 2021, May  24, 2021, June  4, 2021, June  14, 2021, June  21, 2021, June 28, 2021, July 20, 2021, September 30, 2021, October 5, 2021, October 18, 2021, November  15, 2021 (excluding Item 7.01) and November 18, 2021; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and a part hereof from the date of filing of these documents, and will update, supplement and, where applicable, supersede the information in this prospectus supplement and the accompanying prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees Of Debt Securities Of Sun Communities Operating Limited Partnership

Units

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

Debt Securities

Guarantees Of Debt Securities Of Sun Communities, Inc.

Units

Sun Communities, Inc. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase preferred stock or common stock;

•	debt securities; or

•	guarantees of debt securities of Sun Communities Operating Limited Partnership.

Sun Communities, Inc. may also from time to time offer units consisting of two or more of the foregoing constituent securities.

Sun Communities Operating Limited Partnership, referred to herein as the Operating Partnership, may from time to time offer, in one or more series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities; or

•	guarantees of debt securities of Sun Communities, Inc.

Sun Communities, Inc. and the Operating Partnership may also from time to time offer units consisting of debt of the Operating Partnership and one or more of our shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

References to the common stock, preferred stock, warrants, debt securities, guarantees and units registered hereunder are referred to collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Common Stock – Restrictions on Ownership ” beginning on page 8 of this prospectus.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SUI.” The last reported sale price of the common stock as reported on the NYSE on April 1, 2021 was $152.80 per share.

Investing in our securities involves risks. Before investing in our securities, you should read carefully the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this process, we may sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should read this prospectus and any accompanying prospectus supplement to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the section labelled “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, Sun Home Services, Inc., a Michigan corporation, or SHS, and Safe Harbor Marinas, LLC, a Delaware limited liability company, or Safe Harbor.

INFORMATION ABOUT SUN COMMUNITIES, INC.

We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. Through Safe Harbor, we own, operate, develop and manage marina properties in the northeastern, southern, mid-Atlantic, western and midwestern regions of the United States, with the majority of such marinas concentrated in coastal regions and others located in various inland regions. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975 and marina properties since 2020. As of December 31, 2020, we owned and operated or had an interest in a portfolio of 552 properties, which we refer to as Properties, located in 39 states throughout the United States and one province in Canada, including 276 MH communities, 136 RV communities, 34 Properties containing both MH and RV sites, and 106 marinas. As of December 31, 2020, the Properties contained approximately 96,700 developed MH sites, approximately 27,600 annual RV sites (inclusive of both annual and seasonal usage rights), approximately 25,100 transient RV sites, and approximately 38,900 wet slips and dry rack storage spaces. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our MH and RV customers. The MH and RV Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities. Safe Harbor’s offerings to its members include wet slip rental, dry storage, end-to-end service (such as routine maintenance, repair and winterization), fuel sales and other high-end amenities. These services and amenities offer convenience and resort-quality experiences to Safe Harbor’s members.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS, Safe Harbor and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. federal tax rules and regulations applicable to REITs, and to acquire MH and RV communities and marinas in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of December 31, 2020, held approximately 94% of the interests in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP Units.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. For our MH and RV business, we have regional property management offices located in Austin, Texas; Grand Rapids, Michigan; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida. Safe Harbor’s primary office is located in Dallas, Texas. We employed an aggregate of 4,872 full-time and part-time employees (including seasonal employees) as of December 31, 2020.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. In addition to the information presented in this prospectus and any applicable prospectus supplement and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the SEC and incorporated by reference herein, and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus and any applicable prospectus supplement, you should consider carefully any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement before deciding to purchase any securities offered pursuant to this prospectus. Additional risks and uncertainties not known to us or that we deem immaterial at present or as of the date of any applicable prospectus supplement may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock or the value of our other securities could decline, and you may lose all or part of your investment in our securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward- Looking Statements.”

GUARANTOR DISCLOSURES

Sun Communities, Inc. may guarantee debt securities of the Operating Partnership as described in “Description of Debt Securities” and “Description of Guarantees of Debt Securities.” Any such guarantees by Sun Communities, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities.

Effective as of January 4, 2021, the SEC amended Rule 3-10 of Regulation S-X and created Rule 13-01 of Regulation S-X to simplify disclosure requirements related to certain registered securities. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi)(A) of Regulation S-X, the Company has excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership and Sun are not materially different than the corresponding amounts in Sun’s consolidated financial statements, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus and the documents incorporated by reference herein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus and the documents incorporated by reference herein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings we make with the SEC from time to time, such risks and uncertainties include:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	changes in foreign currency exchange rates, specifically between the U.S. dollar and each of the Canadian dollar and the Australian dollar;

•	our ability to maintain rental rates and occupancy levels;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our ability to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus and the documents incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership, which will use the net proceeds to fund possible future acquisitions of properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 200,000,000 shares of capital stock, of which 180,000,000 shares are common stock, par value $0.01 per share. As of December 31, 2020, we had 107,626,361 shares of common stock issued and outstanding.

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or preferred stock or upon the exercise of the warrants we issue. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Subject to the preferential rights of any other class or series of stock, holders of our common stock are entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of distributions on the common stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay distributions on outstanding shares of any class or series of our preferred stock and the rights and preferences of the common stock may be modified by or subordinated to the rights and preferences of classes or series of preferred stock designated in the future. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of Sun, holders of common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Sun and the preferential amounts owing with respect to any outstanding preferred stock or senior debt securities.

The common stock has ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of common stock do not have cumulative voting rights in the election of directors. Upon receipt by us of lawful payment therefor, any shares of common stock offered and sold hereunder will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described below and in our charter) as necessary to preserve our status as a REIT. A stockholder of Sun has no preemptive rights to subscribe for additional shares of common stock or other securities of Sun except as may be granted by the board of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or consolidation unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give written notice to us of the proposed transfer and must furnish to us a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the board of directors and must comply with such other conditions as the board of directors may direct, which may include the provision of affidavits, undertakings, agreements, and other information as the board of directors may require, such notice to be provided no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Sun to attempt to qualify or to continue to qualify as a REIT and revokes or otherwise terminates Sun’s REIT election. Any transfer of shares of common stock that would: (i) create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit; (ii) result in the shares of capital stock being owned by fewer than 100 persons; or (iii) result in Sun being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.

Our charter excludes Milton M. Shiffman, Gary A. Shiffman and Robert B. Bayer; trustees, personal representatives, attorneys-in-fact and other representatives and agents to the extent acting for them or their respective estates and certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of capital stock through the redemption of OP Units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of common and/or preferred stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Stock,” which will be deemed to have been transferred to Sun as trustee of a trust for the exclusive benefit of the person or persons to whom the Excess Stock may later be transferred, until such time as the intended transferee retransfers the Excess Stock. Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person who may hold such shares of Excess Stock at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the shares of Excess Stock will automatically be exchanged for the shares of Sun capital stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by Sun. The purchase price of any shares of Excess Stock shall be equal to the lesser of the price paid for the shares by the intended transferee and the market value of Sun’s common or preferred stock, as applicable, in which shall be equal to the closing sales price for the common or preferred stock (as the case may be), if then traded on the NYSE, the last reported sales price for the stock on any exchange or quotation system over which our common stock may be traded, or, if the stock is not traded on any exchange or quotation system, the market value as determined by the board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Sun. Holders of shares of Excess Stock are not entitled to distributions, voting rights, and other benefits with respect to such shares except the right to payment of the purchase price for the shares of stock or the transfer of the shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to our discovery that such shares have been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court, then the intended transferee of any Excess Stock may be deemed, at Sun’s option, to have acted as an agent of Sun in acquiring such Excess Stock and to hold such Excess Stock on behalf of Sun.

All certificates representing shares of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number of shares or value of our outstanding common stock and preferred stock must give a written notice to us containing the information specified in our charter by January 31 of each year. In addition, each stockholder must also disclose to us such additional information as Sun may reasonably request in order to determine the effect, if any, of such persons’ ownership of our common stock or preferred stock on our status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of any new series of preferred stock to which any future prospectus supplement may relate. Certain other terms of any new series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any future prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter (including any amendment or supplement relating to each series of the preferred stock) which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus relates at or prior to the time of the issuance of such series of preferred stock.

General

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2020, no shares of preferred stock were issued and outstanding.

Under our charter, the board of directors (without any stockholder action) may from time to time establish and issue one or more series of preferred stock with such terms, preferences, conversion, other rights and voting powers of the shares of such series and the qualifications, limitations as to dividends or other distributions, or restrictions thereon, as the board of directors shall determine.

Any new series of preferred stock shall have the distribution, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including: (i) the designation and stated value per share of such preferred stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such preferred stock will be issued; (iv) the distribution rate (or method of calculation), the dates on which distributions shall be payable and the dates from which distributions shall commence to accumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, distribution, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions. Any shares of preferred stock offered and sold hereunder will, when issued for lawful consideration, be fully paid and nonassessable and, unless otherwise determined by the board of directors and set forth in a supplement to our charter, will have no preemptive rights.

Restrictions on Ownership

See “Description of Common Stock—Restrictions on Ownership” for a discussion of the restrictions on capital stock (common stock and preferred stock) ownership necessary for Sun to qualify as a REIT under the Code.

Issuances of New Series of Preferred Stock

Rank

Unless otherwise specified in the applicable prospectus supplement, any new series of preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Sun, rank: (i) senior to all classes or series of common stock and to all equity securities ranking junior to such series of preferred stock; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with such series of preferred stock; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such series of preferred stock. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Distributions

Holders of shares of any new series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash distributions at such rates and on such dates as will be set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Distributions on any new series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a distribution payable on a distribution payment date on any series of the preferred stock for which distributions are noncumulative, then the holders of such series of the preferred stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date. Distributions on shares of each series of preferred stock for which distributions are cumulative will accrue from the date on which we issue shares of such series.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as shares of any such series of preferred stock shall be outstanding, we may not declare or pay any distributions, make a distribution, or purchase, acquire, redeem, pay monies to the holders of in respect of, or set aside or make funds available for a sinking or other analogous fund for the purchase or redemption of, any shares of our common stock or any other stock ranking as to distributions or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as junior stock), unless (i) full distributions (including if such preferred stock is cumulative, distributions for prior distribution periods) shall have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock (other than junior stock) and (ii) all sinking or other analogous fund payments and amounts for the repurchase or other mandatory retirement of any shares of preferred stock of such series or any shares of any other of our preferred stock of any class or series (other than junior stock) have been paid or duly provided for.

Unless otherwise provided in the applicable prospectus supplement, we expect that any distribution payment made on shares of a new series of preferred stock will first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

A new series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

The prospectus supplement relating to a new series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred stock does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as any distributions on shares of such preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Unless otherwise provided in the applicable prospectus supplement, we also expect that the terms of any new series of preferred stock will provide that (i) in the event that fewer than all of the outstanding shares of the new series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable and (ii) from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid distributions, if any), distributions shall cease to accumulate on the shares of such preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid distributions, if any) shall cease.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sun, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of such new series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders, subject to the liquidation preference rights of any series of preferred stock ranking senior to such new series of preferred stock, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, we expect that, unless otherwise provided in the applicable prospectus supplement, the holders of any new series of preferred stock will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with such series of preferred stock in the distribution of assets, we expect the terms of such preferred stock will provide that the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled unless otherwise provided in the applicable prospectus supplement.

Subject to the liquidation preference rights of any series of preferred stock ranking senior to the applicable series of preferred stock upon liquidation, if liquidating distributions shall have been made in full to all holders of shares of a new series of preferred stock, we expect that our remaining assets will be distributed among the holders of junior stock according to their respective rights and preferences.

Voting Rights

Except as indicated below or in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, we expect that holders of a new series of preferred stock will not be entitled to vote for any purpose.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that so long as any shares of a new series of preferred stock remain outstanding, the consent or the affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the preferred stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary: (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares ranking prior to the preferred stock of such series as to distributions, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the preferred stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the preferred stock. We also expect that in case any series of the preferred stock would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Stock which will be similarly affected, the holders of such series of preferred stock will be entitled to vote as a class, and we will not take such action without the consent or affirmative vote, as above provided, of at least 66-2/3% of the total number of votes entitled to be cast with respect to each such series of the preferred stock and the Other Preferred Stock then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required unless otherwise provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we also expect that with respect to any matter as to which any new series of preferred stock is entitled to vote, holders of the preferred stock of such series and any other series of our preferred stock ranking on a parity with such series of the preferred stock as to distributions and distributions of assets and which by its terms provides for similar voting rights, or the Other Preferred Stock, will be entitled to cast the number of votes set forth in the prospectus supplement with respect to that series of preferred stock. As a result of the provisions described in the preceding paragraph providing that the holders of shares of a series of the preferred stock may vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that, in such a case, the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of preferred stock, including the creation of a class of capital stock ranking prior to such series of preferred stock as to distributions, voting or distribution of assets.

Conversion Rights

The terms and conditions, if any, upon which shares of any new series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or our option, the events requiring an adjustment of the conversion price and provisions affecting conversion.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any new series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

As used in this description, the words “we,” “us” and “our” refer to the issuer of debt securities, which may be Sun Communities, Inc. or Sun Communities Operating Limited Partnership, and not to any of their respective subsidiaries or affiliates.

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and UMB Bank, N.A., as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

Under each of the indentures, we may issue debt securities in one or more series.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally in right of payment with all of our other existing and future senior unsubordinated debt. The subordinated debt securities will have a junior position to all of our existing and future senior unsubordinated debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title, type and denominations of the debt securities;

•	whether the debt securities will be guaranteed:

•	whether the debt securities will be senior debt securities or subordinated debt securities, and, if applicable, the subordination provisions;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods and the price or prices at which and the terms and conditions upon which the debt securities may be redeemed at the option of the Company;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any one or more guarantors, then payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such guarantor or guarantors. The guarantee of senior debt securities will rank equally in right of payment with all of the senior unsubordinated indebtedness of such guarantor or guarantors.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any one or more guarantors, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such guarantor or guarantors. The guarantee by any guarantor of the subordinated debt securities will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Furthermore, to the extent material, we will set forth in the prospectus supplement relating to any series of debt securities any covenants applicable to such series of debt securities that are in addition to or supplement, modify or replace the covenants set forth in the applicable indenture.

Mergers and Sale of Assets

Each of the indentures will provide that we may not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	immediately after giving effect to such transaction, we or the successor will not be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indentures and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1)	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)

default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4)

default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5)

we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6)

a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7)	default in the deposit of any sinking fund payment when due; or

(8)	any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the guarantees thereof, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1)

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2)

reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3)

modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4)	waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5)	release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6)

make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1)	cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2)	evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3)

provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;

(4)

add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series, and/or to cause any of our corporate subsidiaries to become a co-issuer of the debt securities of any series;

(5)	secure the debt securities of any series;

(6)

add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7)	make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8)	provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;

(9)	add any additional defaults or events of default in respect of all or any series of debt securities;

(10)

add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11)

change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12)	establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13)

evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14)

conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities or guarantee issued thereunder; or

(15)

modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities of any series outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2)

our obligations with respect to such debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture with respect to the outstanding debt securities of any series, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default with respect to such debt securities. In addition, in the event Covenant Defeasance with respect to the debt securities of any series occurs in accordance with the applicable indenture, any defeasible event of default with respect to such debt securities will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of debt securities:

(1)

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no default or event of default with respect to such series of debt securities shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5)

the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6)

such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7)

we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8)	we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9)

we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect with respect to the debt securities of any series (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) and the trustee, upon our request and at our expense, shall execute proper instruments acknowledging satisfaction and discharge of such indenture with respect to such debt securities, when:

(1)

either (a) all of such debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on such debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	we have paid all other sums then due and payable under such indenture by us with respect to such debt securities; and

(3)

we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Incorporators, Unitholders, Stockholders, Partners, Members, Managers, Directors, Officers and Employees

No incorporator, unitholder, stockholder, partner, member, manager, director, officer or employee of us or any guarantor, as such, shall have any liability for any of our obligations or those of any guarantor under the debt securities, the indentures or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

UMB Bank, N.A. will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Sun Communities Operating Limited Partnership may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to debt securities offered by Sun Communities, Inc. in any prospectus supplement, and Sun Communities, Inc. may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to debt securities offered by Sun Communities Operating Limited Partnership in any prospectus supplement.

Each guarantee by a guarantor of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor. Each guarantee by a guarantor of the subordinated debt securities will be subordinated in right of payment to all such guarantor’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the type and number of securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of any material United States federal income tax considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any distribution payments or voting rights as to which holders of the shares of common stock or shares of preferred stock purchasable upon such exercise may be entitled.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS

As used in this description, the words “we,” “us” and “our” refer to the issuer(s) of the units, which may be Sun Communities, Inc. or both Sun Communities, Inc. and Sun Communities Operating Limited Partnership, and not to any of their respective subsidiaries or affiliates.

Sun Communities, Inc. may from time to time offer units consisting of any combination of its shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

Sun Communities, Inc. and the Operating Limited Partnership may from time to time offer units consisting of debt securities of the Operating Partnership and one or more of Sun Communities, Inc.’s shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of our UPREIT structure and the material provisions in the partnership agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement itself and its material amendments, copies of which are filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

In 1993, the Operating Partnership was formed and we contributed our net assets to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership and the majority of all of the Operating Partnership’s initial capital. We substantially conduct our operations through the Operating Partnership. The Operating Partnership owns, either directly or indirectly through other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the Federal tax rules and regulations applicable to REITs, and to acquire manufactured housing communities in transactions that defer some or all of the sellers’ tax consequences. The financial results of the Operating Partnership and our other subsidiaries are consolidated in our consolidated financial statements. The financial results include certain activities that do not necessarily qualify as REIT activities under the Code. We have formed taxable REIT subsidiaries, as defined in the Code, to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing and other services to current and prospective tenants of our properties.

Under the partnership agreement, the Operating Partnership is structured to make distributions with respect to the OP Units. The Operating Partnership is structured to permit limited partners holding certain classes or series of OP Units to exchange those OP Units for shares of our common stock (in a taxable transaction) and achieve liquidity for their investment.

As the sole general partner of the Operating Partnership, we generally have the power to manage and have complete control over the conduct of the Operating Partnership’s affairs and all decisions or actions made or taken by us as the general partner pursuant to the partnership agreement are generally binding upon all of the partners and the Operating Partnership.

Classes and Series of OP Units

We do not own all of the OP Units. The following table sets forth:

•	the various series of OP Units and the number of units of each series outstanding as of December 31, 2020;

•

the relative ranking of the various series of OP Units with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership;

•	the number of shares of our common stock issuable upon the exchange of each OP Unit of the applicable series;

•	the annual distribution rate on each series of OP Units; and

•	information regarding the terms of redemption rights for each series of OP Units, as applicable.

Ranking	Description	OP Units Outstanding at December 31, 2020		Exchange Rate(1)		Annual Distribution Rate(2)		Cash Redemption(3)	Redemption Period
1	Preferred OP Units (or “Aspen preferred OP Units”)	1,283,819	(4)	Variable	(5)	Variable	(6)	Mandatory	Variable(7)
1	Series A-1 preferred OP Units	294,734		2.4390		6.00%		N/A	N/A
2	Series C preferred OP Units	306,303		1.1100		Variable	(8)	N/A	N/A
3	Series D preferred OP Units	488,958		0.8000		Variable	(9)	Holder’s Option	Any time after earlier of January 31, 2024 or death of holder
4	Series E preferred OP Units	90,000		0.6897		Variable	(10)	N/A	N/A
5	Series F preferred OP Units	90,000		0.6250		3.00%		Holder’s Option	Any time after earlier of May 14, 2025 or death of holder
6	Series G preferred OP Units	240,710		0.6452		3.20%		Holder’s Option	Any time after earlier of September 30, 2025 or death of holder
7	Series H preferred OP Units	581,407		0.6098		3.00%		Holder’s Option	Any time after earlier of October 30, 2025 or death of holder
8	Series I preferred OP Units	922,000		0.6098		3.00%		Holder’s Option	Any time after earlier of December 31, 2025 or death of holder
9	Series A-3 preferred OP Units	40,268		1.8605		4.50%		N/A	N/A
10	Common OP Units	110,232,973	(11)	1.0000		Same distribution rate for common stock and common OP Units		N/A	N/A

(1)	Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP Units are approximated to four decimal places.
(2)

Except for common OP Units, distributions are payable on the issue price of each OP Unit, which is $27.00 per unit for all Aspen preferred OP Units and $100.00 per unit for all other preferred OP Units.

(3)	The redemption price for each OP Unit redeemed will be equal to its issue price plus all accrued but unpaid distributions.
(4)	Of the outstanding Aspen preferred OP Units, 270,000 are designated as “Aspen 2034 Units.”
(5)

At any time prior to January 1, 2024 (or prior to January 1, 2034 with respect to the Aspen 2034 Units), at the holder’s option, each Aspen preferred OP Unit may be exchanged into: (a) if the average closing price of our common stock for the preceding ten trading days is $68.00 per share or less, 0.397 common OP Units, or (b) if the average closing price of our common stock for the preceding ten trading days is greater than $68.00 per share, the number of common OP Units determined by dividing (i) the sum of (A) $27.00 plus (B) 25 percent of the amount by which the average closing price of our common stock for the preceding ten trading days exceeds $68.00 per share, by (ii) the average closing price of our common stock for the preceding ten trading days.

(6)

The annual distribution rate for Aspen 2034 Units is 3.80%. The annual distribution rate on all other Aspen preferred OP Units is equal to the 10-year U.S. Treasury bond yield plus 239 basis points; provided, however, that such aggregate distribution rate shall not be less than 6.5% nor more than 9.0%.

(7)

We are required to redeem all outstanding Aspen preferred OP Units other than the Aspen 2034 Units on January 2, 2024. We are required to redeem all outstanding Aspen 2034 Units on January 2, 2034. In addition, we are required to redeem the Aspen preferred OP Units (including Aspen 2034 Units) of any holder thereof within five days after receipt of a written demand during the existence of certain uncured Aspen preferred OP Unit defaults, including our failure to pay distributions on the Aspen preferred OP Units when due and our failure to provide certain security for the payment of distributions on the Aspen preferred OP Units.

(8)	4.50% until April 1, 2020 and 5.00% thereafter.
(9)	3.75% until January 31, 2021 and 4.00% thereafter.
(10)	5.25% until January 9, 2022 and 5.50% thereafter.
(11)	Of the 110,232,973 common OP Units, 107,626,361, or 97.6 percent were held by us, and 2,606,612, or 2.4 percent were owned by the limited partners.

The holders of Aspen preferred OP Units, Series A-1 preferred OP Units, Series A-3 preferred OP Units, Series C preferred OP Units, Series D preferred OP Units, Series E preferred OP Units, Series F preferred OP Units, Series G preferred OP Units, Series H preferred OP Units and Series I preferred OP Units are entitled to receive distributions not less than quarterly. The holders of Series A-1 preferred OP Units, Series A-3 preferred OP Units, Series C preferred OP Units, Series D preferred OP Units, Series E preferred OP Units, Series F preferred OP Units, Series G preferred OP Units, Series H preferred OP Units and Series I preferred OP Units do not have any voting or consent rights on any matter requiring the consent or approval of the Operating Partnership’s limited partners.

Issuance of Additional OP Units

As the Operating Partnership’s sole general partner, we have the ability to cause the Operating Partnership to issue additional partnership interests in the form of OP Units. These additional OP Units may include any provisions and rights that are preferential to those of common OP Units or other preferred OP Units, subject to the consent rights of the holders of the various classes of the preferred OP Units.

Management Liability and Indemnification

In our capacity as the general partner of the Operating Partnership, we and our directors and officers shall have no liability to the Operating Partnership or its partners for any act or omission, except to the extent the same results from fraud, intentional breach of fiduciary duty or gross negligence. The partnership agreement provides for indemnification of us as general partner and for our directors or officers from and against any losses, judgments, liabilities, expenses and amounts paid in settlement of claims incurred or paid in connection with the Operating Partnership or its business or affairs, unless the same from fraud, intentional breach of fiduciary duty or gross negligence.

Transferability of Interests

The general partner may not transfer its interest in the Operating Partnership. The limited partners generally may not transfer their interests as partners without the written consent of the general partner.

Termination and Liquidating Distributions

The term of the Operating Partnership will continue until the earlier of (i) December 31, 2043, (ii) 120 days after the sale or other disposition of substantially all of the Operating Partnership’s operating assets and distribution of all of its property, or (iii) the general partner’s withdrawal, unless the remaining partners agree within 90 days to continue the Operating partnership with a successor general partner.

Upon the occurrence of any of the foregoing events, and subject to the terms of the partnership agreement, the capital accounts of the holders of the OP Units will be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Operating Partnership’s property, which has not previously been reflected in the partners’ capital accounts, would be allocated among the partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the partners’ capital accounts will be allocated (i) first to the holders of the Aspen preferred OP Units and Series A-1 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue prices of their respective OP Units plus accrued and unpaid preferred distributions on such OP Units, (ii) then to the holders of the Series C preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (iii) then to the holders of the Series D preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (iv) then to the holders of Series E preferred OP

Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (v) then to the holders of Series F preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (vi) then to the holders of Series G preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (vii) then to the holders of Series H preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (viii) then to the holders of Series I preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (ix) then to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, and (x) lastly to the common OP Units.

Any resulting decrease in the partners’ capital accounts will be allocated (i) first to the holders of the common OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ii) then to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iii) then to the holders of Series I preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iv) then to the holders of Series H preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (v) then to the holders of Series G preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (vi) then to the holders of Series F preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (vii) then to the holders of Series E preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (viii) then to the holders of Series D preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ix) then to the holders of Series C preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (x) then to the holders of the Aspen preferred OP Units and Series A-1 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, and (xi) lastly to the General Partner. Liquidating distributions will be made in accordance with the positive capital account balances of the partners, after giving effect to such adjustment and other capital account adjustments for the current year, as provided in the applicable tax regulations.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law, our charter and bylaws and certain indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, and the form of such indemnification agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) (currently one) nor more than 15. Each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

Our bylaws provide that at a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee and votes cast against such nominee shall be required to elect that nominee as a director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in our bylaws and certain other requirements of our bylaws are satisfied (a “contested election”). Our board of directors or our stockholders could amend our bylaws to alter the vote required in contested elections to be the same as that required in uncontested elections.

If the election of a director nominee requires an approval other than a plurality of the votes cast, it is possible that no nominee would receive the required vote. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to elect directors.

Removal of Directors and Vacancies

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

We have elected to be subject to a provision of Maryland law requiring that vacancies on our board of directors as a result of the death or resignation of a director or an increase in the size of the board of directors may be filled only by a majority of the remaining directors, whether or not sufficient to constitute a quorum, and that any individual elected to fill such a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Vacancies on our board of directors arising as a result of any reason other than the death or resignation of a director or an increase in the size of the board of directors (e.g., removal of a director) may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the board of directors to fill any such vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. In addition, our stockholders may elect a successor to fill a vacancy on the board of directors that results from the removal of a director, in which case such director will serve for the balance of the term of the removed director.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to remove directors and fill vacancies on our board of directors. Also, as long as our directors are elected annually, the provisions regarding directors serving for “the remainder of the full term” or the “balance of the term” means until the next annual meeting of stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a stockholders’ meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors or stockholders may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board as a result of an increase in the size of the board of directors or the death, resignation or removal of a director be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of an increase in the size of the board of directors or the death or resignation of a director. We have not elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of the removal of a director, although we may elect to do so in the future. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already: (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause; and (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws. We have not elected to have a classified board or a majority requirement for the calling of a special meeting of stockholders. In the future, our board of directors may elect, without stockholder approval, to adopt these requirements pursuant to Subtitle 8 or, unrelated to Subtitle 8, we could amend our bylaws to include a majority requirement for the calling by stockholders of a special meeting of stockholders.

Amendments to Our Charter and Bylaws

Other than amendments permitted to be made without stockholder approval under the MGCL, our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Both our board of directors and our stockholders have the power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such special meeting, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting, and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our board of directors the power to disapprove stockholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that certain vacancies on our board of directors may be filled only by the remaining directors, for the full term of the class of directors in which the vacancy occurred, the power of our board to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if the officer or director was adjudged liable to the corporation, or in any other suit if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then, in the latter instance, only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions) to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses to the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions that are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Restrictions on Ownership and Transfer of our Stock

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. For more information regarding these and other restrictions on the ownership and transfer of our stock, see “Description of Common Stock –Restrictions on Ownership” and “Description of Preferred Stock – Restrictions on Ownership.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences regarding our company and the ownership and disposition of shares of our common stock, and, to a lesser extent, shares of our preferred stock, our debt securities and debt securities of the Operating Partnership.

The federal income tax consequences of the ownership and disposition of the securities, depend to a high degree on the specific rights and terms of the securities issued. If we offer such securities, we intend to describe in any prospectus supplement related to the offering of such securities the material U.S. federal income tax consequences relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

Because this is a summary that is intended to address only material United States federal income tax consequences relating to the ownership and disposition of our common stock and, to a lesser extent, shares of our preferred stock, our debt securities and debt securities of the Operating Partnership that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with holders that hold our securities or debt securities of the Operating Partnership as a “capital asset” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities or debt securities of the Operating Partnership on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final and temporary Treasury regulations, the legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions all of which as currently in effect as of the date of this prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Neither we nor the Operating Partnership have obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of Sun as a REIT

We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

In the opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, commencing with our taxable year which ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation enabled us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters. In addition, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Accordingly, no assurance can be given that the actual results of our operations in any particular taxable year will satisfy such requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax applicable to corporations.

•

If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure.

•

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties including “redetermined TRS service income.” Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

•	Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

•

We may be required to pay penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders or we elect to preserve REIT qualification in the case of certain inadvertent failures of the REIT rules.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Sun will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary,” or “TRS,” of Sun is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a TRS can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be non-qualifying income under the gross income tests, if earned by a REIT.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest, such as the Operating Partnership, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including: “rents from real property;” gains on the disposition of real estate other than gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code; distributions paid by another REIT; interest on obligations secured by mortgages on real property or on interests in real property; interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property; and some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test; distributions, interest, and gain from the sale or disposition of stock or securities; and gain from the disposition of debt instruments of “publicly offered REITs.”

The term “real estate assets” also includes debt instruments of “publicly offered REITs,” personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”

Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not taint the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have provided and will provide services with respect to our Properties. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

We have earned and continue to earn amounts of non-qualifying income. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the gross income tests.

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for not less than two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or, for taxable years beginning after December 18, 2015, (4) the REIT satisfies the requirements of clause (2) applied by substituting “20%” for “10%” and the 3-year average adjusted bases percentage for the taxable year does not exceed 10% or (5) the REIT satisfies the requirements of clause (3) applied by substituting “20%” for “10%” and the 3-year average fair market value percentage for the taxable year does not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT or, a TRS derives no income.

We will attempt to comply with the terms of the foregoing safe-harbor in connection with our property sales. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation of Sun as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS (for taxable years beginning after December 31, 2015) debt instruments issued by “publicly offered REITS” or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% (for taxable years beginning after December 31, 2017) of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)

not more than 25% of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITS” in the meaning of real estate assets for the taxable years beginning after December 31, 2015.

Securities for purposes of the asset tests may include debt securities. However, certain debt of an issuer will not count as a security for purposes of the 10% value test, including: (1) debt securities that are “straight debt” as defined in Section 1361 of the Code, as modified by Section 856(m); (2) debt from an issuer who is an individual; or (3) non-straight debt, but only if the REIT possesses an aggregate value of not more than one percent of the value of the issuer’s outstanding securities.

We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, 5% and 10% value limitations at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20%, 5% or 10% value limitations results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20%, 5% or 10% value limitations.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation of Sun as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends,” unless we qualify as a “publicly offered REIT.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure of Sun to Qualify as a REIT

If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “2018 Tax Act”) was signed into law. The 2018 Tax Act reduced the 35% maximum federal corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The 2018 Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

(1)	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

(2)	a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)	an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A “non-U.S. stockholder” is a holder that is neither a U.S. stockholder nor a partnership.

Distributions by Sun

So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain distributions will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, shareholders of RICs may also be entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a distribution in October, November or December of any year with a record date in one of these months and pay the distribution on or before January 31 of the following year, we will be treated as having paid the distribution, and the stockholder will be treated as having received the distribution, on December 31 of the year in which the distribution was declared.

Distributions to a U.S. stockholder that we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If we designate any portion of a distribution as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain.

A U.S. stockholder:

(1)	will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)

will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 15% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitation and the 3.8% tax on “net investment income.” A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations. To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the 2018 Tax Act, a REIT’s deduction for any net operating loss carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. The Coronavirus Aid, Relief and Economic Security Act, signed into law on March 27, 2019 (the “Cares Act”) temporarily repealed the annual limit of 80% on the amount of taxable income that such net operating losses can offset for taxable years beginning before January 1, 2021. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains.

The 2018 Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. For 2019 and 2020, the Cares Act increases this limit on a taxpayer’s net interest expense deduction to 50% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The 2018 Tax Act allows a real property trade or business (which would include our operations) to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.

Sales of Shares

Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)	the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 21% on capital gain from the sale of our company’s shares. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition. Certain non-corporate U.S. stockholders may also have to pay a 3.8% “net investment tax” on any gain recognized upon the taxable sale of shares, subject to certain adjusted gross income limitations.

Taxation of Tax-Exempt Stockholders

Provided that a tax-exempt stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a pension held REIT if it meets the following two tests:

(1)

it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)

either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

U.S. Taxation of Non-U.S. Stockholders

Distributions by Sun

Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30% (or a lower rate as permitted under an applicable income tax treaty), unless the dividends are treated as effectively connected with the conduct of a U.S. trade or business (and as attributable to a U.S. permanent establishment of the non-U.S. stockholder, if an income tax treaty applies to such non-U.S. stockholder). Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and generally will not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income), or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder’s adjusted tax basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. stockholder furnishes us with an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

(2)

the non-U.S. stockholder furnishes us with an Internal Revenue Service Form W-8ECI claiming that the distribution is income effectively connected with the conduct of a trade or business within the U.S.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)

the investment in the common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (and attributable to a U.S. permanent establishment of the non-U.S. stockholder, if an income tax treaty applies to such non-U.S. stockholder) in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

(2)

the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year, in which case the nonresident alien individual generally will be subject to a 30% tax on the individual’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Under FIRPTA, subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

Unless you are a qualified shareholder or a qualified foreign pension fund (both as defined below), we will be required to withhold and remit to the Internal Revenue Service 21% of any distributions to you that are attributable to gain from sales or exchanges by us of U.S. real property interest, if you own more than 10% of our common stock. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

A non-U.S. stockholder that owns no more than 10% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to federal income tax under FIRPTA with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than

10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by us exceeds their actual United States federal income tax liability.

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. Under Treasury regulations, a 30% withholding tax is imposed on payments made with respect to dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

Sale of Common Stock

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to United States taxation unless:

(1)

the gain is effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

(2)

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)	our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period that begins on the same day as the 30-day period described in clause (1) of this sentence. This rule does not apply if the non-U.S. stockholder did not hold more than 5% of our common stock at any time during the one-year period ending on the date of the distribution described above.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

(1)	the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2)

the selling non-U.S. stockholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)	the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect; or

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 24% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Sun common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for Sun and Its Stockholders

We and our stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

Legislative or Other Actions Affecting REITs and Stockholders

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations.

Taxation of Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities or the Operating Partnership’s debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If we or the Operating Partnership issues any debt securities pursuant to this prospectus, we intend to describe in the related prospectus supplement the material United States federal income tax considerations relating to the ownership and disposition of such debt securities, including, if applicable, the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium.

Taxable U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

Generally, this subsection describes the tax consequences to a U.S. debt security holder. You are a U.S. debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Interest. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. A “non-U.S. holder” is a holder that is neither a U.S. holder nor a partnership. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•

such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock (in the case of our debt securities) or 10% or more of the Operating Partnership’s capital or profits (in the case of the Operating Partnership’s debt securities);

•	such non-U.S. holder is not a controlled foreign corporation related to us or the Operating Partnership, as the case may be, through actual or constructive ownership;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) the non-U.S. holder certifies in a statement provided to the applicable withholding agent (i.e., us, the Operating Partnership or a paying agent thereof), under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to the withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides the withholding agent with a copy of such statement, or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides the withholding agent with appropriate certification (as discussed below under “– United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN or W-8BEN-E (or applicable successor forms) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Non-U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt

Securities—Interest”) unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “– United States Trade or Business.” A Non-U.S. holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting. A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we or the Operating Partnership, as the case may be, makes to the non-U.S. holder, provided that we or the Operating Partnership, respectively, does not have actual knowledge or reason to know that such non-U.S. holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us or the Operating Partnership, respectively, the statement described above under “– Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our or the Operating Partnership’s, respectively, debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we or the Operating Partnership may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, on a continuous or delayed basis, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement.

In addition to the foregoing, we may issue shares of our common stock to holders of OP Units, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their OP Units. And as a result, we will acquire additional OP Units in exchange for any such issuances.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters may offer and sell the securities at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and the Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE under the symbol “SUI”). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or the Operating Partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the Operating Partnership in the ordinary course of business.

Sales by Selling Security Holder

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	an underwritten offering;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling security holders may effect such transactions by selling their securities directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire securities for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling security holders and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

In connection with the sale of the securities, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling security holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus or an accompanying prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus and the accompanying prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the accompanying prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. In addition, to the extent applicable, we will make copies of this prospectus and any accompanying prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We may agree to indemnify in certain circumstances the selling security holders against certain liabilities relating to the registration of the shares offered by this prospectus and any accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland. Certain legal matters with respect to the validity of the debt securities and any guarantees of such debt securities will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Additionally, we make these filings available, free of charge, through the “Investors” section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the r0egistration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021;

•	The description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 18, 2021;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019);

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 11, 2021, March 9, 2021 and March 31, 2021; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and a part hereof from the date of filing of these documents, and will update, supplement and, where applicable, supersede the information in this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

Up to $1,250,000,000

Common Stock

SUN COMMUNITIES, INC.

PROSPECTUS SUPPLEMENT

December 17, 2021

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